QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CRYOLIFE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

1655 ROBERTS BOULEVARD, NW
KENNESAW, GEORGIA 30144

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF CRYOLIFE, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CRYOLIFE, INC. will be held at CryoLife, Inc.'s Corporate Headquarters, 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, on June 2, 2005 at 11:00 a.m., Atlanta time, for the following purposes:

  1.
  To elect eight Directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and have been qualified.

  2.
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        Only record holders of CryoLife's common stock at the close of business on March 31, 2005 will be eligible to vote at the meeting.

        Your attendance at the Annual Meeting is very much desired. However, if there is any chance you may not be able to attend the meeting, please execute, complete, date and return the enclosed proxy in the envelope provided. If you attend the meeting, you may revoke the proxy and vote in person.

By Order of the Board of Directors:

STEVEN G. ANDERSON, Chairman of the Board, President, and Chief Executive Officer

Date: April 28, 2005

        A copy of the Annual Report on Form 10-K of CryoLife, Inc. for the fiscal year ended December 31, 2004 containing financial statements is enclosed.

1655 ROBERTS BOULEVARD, NW
KENNESAW, GEORGIA 30144

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

        This proxy statement is furnished for the solicitation by the Board of Directors of proxies for the Annual Meeting of Stockholders of CryoLife, Inc. to be held on June 2, 2005, at 11:00 a.m., Atlanta time, in the auditorium at CryoLife, Inc.'s ("CryoLife" or the "Company") Corporate Headquarters, 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144. The sending in of a signed proxy will not affect a stockholder's right to attend the meeting and vote in person. A signed proxy may be revoked by the sending in of a timely, but later dated, signed proxy. Any stockholder sending in or completing a proxy may also revoke it at any time before it is exercised by giving timely oral or written notice to Suzanne K. Gabbert, Corporate Secretary of CryoLife, at the offices of CryoLife. Oral notice may be delivered by telephone call to Ms. Gabbert, at (770) 419-3355.

        Holders of record of CryoLife's common stock at the close of business on March 31, 2005 will be eligible to vote at the meeting. CryoLife's stock transfer books will not be closed. At the close of business on March 31, 2005, CryoLife had outstanding a total of 23,463,828 shares of common stock, excluding a total of 1,390,213 shares of treasury stock held by CryoLife, which are not entitled to vote. Each such share of common stock will be entitled to one vote, non-cumulative, at the meeting. CryoLife's outstanding shares of 6% convertible preferred stock are not entitled to vote.

        Other than the matters set forth herein, management is not aware of any other matters that may come before the meeting. If any other business should properly come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote the shares represented by the effective proxies and intend to vote them in accordance with their best judgment.

        This proxy statement and the attached proxy were first mailed to security holders on behalf of CryoLife on or about April 28, 2005. Properly executed proxies, timely returned, will be voted and, where the person solicited specifies by means of a ballot a choice with respect to any matter to be acted upon at the meeting, the shares will be voted as indicated by the stockholder. If the person solicited does not specify a choice with respect to election of Directors, the shares will be voted for management's nominees for election as Directors. In addition to the solicitation of proxies by the use of the mails, Directors and officers of CryoLife may solicit proxies on behalf of management by telephone, telegram, and personal interview. Such persons will receive no additional compensation for their solicitation activities, and will be reimbursed only for their actual expenses incurred. CryoLife has requested brokers and nominees who hold stock in their name to furnish this proxy material to their customers and CryoLife will reimburse such brokers and nominees for their related out-of-pocket expenses. The costs of soliciting proxies will be borne by CryoLife.

VOTING PROCEDURES AND VOTE REQUIRED

        The Secretary of CryoLife, in consultation with the judge of election, who will be an employee of CryoLife's transfer agent, shall determine the eligibility of persons present at the Annual Meeting to vote and shall determine whether the name signed on each proxy card corresponds to the name of a stockholder of CryoLife. The Secretary, based on such consultation, shall also determine whether or not a quorum of the shares of CryoLife, consisting of a majority of the votes entitled to be cast at the Annual Meeting, exists at the Annual Meeting. Both abstentions from voting and broker non-votes, if any, will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business.

        Nominees for election as Directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. Since there are eight Directorships to be filled, this means that the eight individuals receiving the most votes will be elected. Abstentions and broker non-votes, if any, will therefore not be relevant to the outcome.

        There are no rights of appraisal or similar dissenters' rights with respect to any matter to be acted upon pursuant to this proxy statement.

ANNUAL MEETING ADMISSION

        Attendance at the Annual Meeting will be limited to stockholders as of the record date, their authorized proxy holders and guests of CryoLife. Admission will be by ticket only. If you are a registered stockholder (your shares are held in your name) and plan to attend the meeting, please vote your proxy and detach your Admission Ticket from the bottom portion of the proxy card. If you are a beneficial owner (your shares are held in the name of a bank, broker or other holder of record) and you plan to attend the meeting, you can obtain an Admission Ticket in advance by writing to Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, (770) 419-3355. Please be sure to enclose proof of ownership such as a bank or brokerage account statement. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the Reception Desk on the day of the meeting. Tickets may be issued to others at the discretion of CryoLife.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

        The Board of Directors of CryoLife recommends a vote:

  •
  "FOR" the election of each of the nominees named below for election as Director.

ELECTION OF DIRECTORS

        The proxy holders intend to vote "FOR" election of the nominees named below, who are currently members of the Board, as Directors of CryoLife, unless otherwise specified in the proxy. Directors of CryoLife elected at the Annual Meeting to be held on June 2, 2005 will hold office until the next Annual Meeting or until their successors are elected and qualified.

        Each of the nominees has consented to serve on the Board of Directors, if elected. Should any nominee for the office of Director become unable to accept nomination or election, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote for the election of such other person as the Board may recommend.

        The individuals listed below as nominees for the Board of Directors were Directors of CryoLife during all of 2004. The name and age of each nominee, and the period during which such person has served as a Director, together with the number of shares of CryoLife's common stock beneficially owned, directly or indirectly, by such person and the percentage of outstanding shares of CryoLife's common stock such ownership represented at the close of business on March 31, 2005, according to information received by CryoLife, is set forth below:

Name of Nominee	Service as Director	Age	Shares of CryoLife Stock Beneficially Owned(1)		Percentage of Outstanding Shares of CryoLife Stock
Steven G. Anderson	Since 1984	66	1,681,062	(2)	7.1%
Thomas F. Ackerman (10)(11)	Since 2003	50	10,000	(3)	*
Daniel J. Bevevino (9)(10)	Since 2003	45	10,000	(3)	*
John M. Cook (9)(10)	Since 1999	62	147,000	(4)	*
Ronald C. Elkins, M.D.	Since 1994	68	141,020	(5)	*
Virginia C. Lacy (9)(11)(12)	Since 1997	63	657,659	(6)	2.8%
Ronald D. McCall, Esq.	Since 1984	68	254,613	(7)	1.1%
Bruce J. Van Dyne, M.D. (9)(11)	Since 1999	64	97,800	(8)	*

*
Ownership represents less than 1% of outstanding shares of CryoLife common stock.

(1)
Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(2)
Includes 107,924 shares held of record by Ms. Ann B. Anderson, Mr. Anderson's spouse, as well as 171,885 shares held in a grantor-retained annuity trust. Also includes 95,057 shares subject to options which are either presently exercisable or will become exercisable within 60 days after March 31, 2005. The business address for Mr. Anderson is: c/o CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144.

(3)
Includes 10,000 shares subject to options which are either presently exercisable or will become exercisable within 60 days after March 31, 2005.

(4)
Includes 19,500 shares that are held by CT Investments, LLC of which Mr. Cook owns 90% of the membership interests. Includes options to acquire 97,500 shares of common stock that are presently exercisable or will become exercisable within 60 days after March 31, 2005.

(5)
Includes options to acquire 97,500 shares of common stock which are presently exercisable or will become exercisable within 60 days after March 31, 2005.

(6)
Includes 355,280 shares held by three trusts of which Ms. Lacy is trustee, and as to which shares she has voting power and control. Also includes 165,879 shares held by an IRA of Ms. Lacy's deceased spouse, of which Ms. Lacy is the beneficiary. Includes 3,000 shares held by a foundation for which Ms. Lacy is the president of the board of directors. Includes 22,500 shares held by a pension plan of which Ms. Lacy is administrator. Excludes 25,200 shares beneficially owned by Ms. Lacy's adult child residing with Ms. Lacy. Ms. Lacy disclaims beneficial ownership of those shares. Includes 111,000 shares subject to options, which are presently exercisable or will become exercisable within 60 days after March 31, 2005.

(7)
Includes 16,000 shares of common stock owned of record by Ms. Marilyn B. McCall, Mr. McCall's spouse. Includes options to acquire 114,925 shares of common stock that are presently exercisable or will become exercisable within 60 days after March 31, 2005, 3,000 of which were exercised after March 31, 2005.

(8)
Includes options to acquire 87,500 shares of common stock that are presently exercisable or will become exercisable within 60 days after March 31, 2005.

(9)
Member of the Audit Committee.

(10)
Member of the Compensation Committee.

(11)
Member of the Nominating and Corporate Governance Committee.

(12)
Ms. Lacy is the Presiding Director of the Board.

        Steven G. Anderson, a founder of CryoLife, has served as CryoLife's President, Chief Executive Officer and Chairman of the Board of Directors since its inception. Mr. Anderson has more than 35 years of experience in the implantable medical device industry. Prior to founding CryoLife, Mr. Anderson was Senior Executive Vice President and Vice President, Marketing, from 1976 until 1983 of Intermedics, Inc. (now Guidant Corp.), a manufacturer and distributor of pacemakers and other medical devices. Mr. Anderson is a graduate of the University of Minnesota.

        Thomas F. Ackerman has served as a Director of CryoLife since December 2003. Mr. Ackerman is Senior Vice President and Chief Financial Officer of Charles River Laboratories International, Inc. (NYSE: CRL), a position he has held since 1999. Charles River Laboratories is a provider of critical research tools and integrated support services for drug and medical device discovery and development. From 1996 to 1999, he served as Vice President and Chief Financial Officer of Charles River Laboratories, where he has been employed since 1988. Mr. Ackerman is a Director for the University of Massachusetts Amherst Foundation. Mr. Ackerman received a B.S. in Accounting from the University of Massachusetts and is a certified public accountant.

        Daniel J. Bevevino has served as a Director of CryoLife since December 2003. Mr. Bevevino is Vice President and Chief Financial Officer of Respironics, Inc. (Nasdaq: RESP), a position he has held since 1996. Respironics develops, manufactures and markets medical devices used primarily for the treatment of patients suffering from sleep and respiratory disorders. Mr. Bevevino has been employed by Respironics since 1988. He began his career as a certified public accountant with Ernst & Young. Mr. Bevevino received a B.S. in Business Administration from Duquesne University and an M.B.A. from the University of Notre Dame.

        John M. Cook has served as a Director of CryoLife since August 1999. Mr. Cook is Chairman, President, and Chief Executive Officer of PRG-Schultz International, Inc. (Nasdaq: PRGX), an international, publicly held audit recovery firm operating in over 40 countries with 2004 revenues of approximately $357 million. Mr. Cook has served as Chief Executive Officer of PRG-Schultz since its founding in January 1991. Prior to PRG-Schultz, he served in a number of top financial and management positions in the retail industry, including Senior Vice President and Chief Financial Officer of Caldor Stores and Senior Vice President of Finance and Controller of Kaufmann's Department Stores, both May Department Stores affiliates. He holds a B.S. degree in accounting from Saint Louis University, where he serves as a member of the Board of Trustees and holds a seat on the Executive Advisory Board of the University's School of Business and Administration.

        Ronald C. Elkins, M.D. has served as a Director of CryoLife since January 1994. Dr. Elkins is Professor Emeritus, Section of Thoracic and Cardiovascular Surgery, University of Oklahoma Health Science Center. Dr. Elkins has been a physician at the Health Science Center since 1971, and was Chief, Section of Thoracic and Cardiovascular Surgery from 1975 to 2002. Dr. Elkins is a graduate of the University of Oklahoma and Johns Hopkins Medical School.

        Virginia C. Lacy has served as a Director of CryoLife since August 1997. Ms. Lacy received her B.A. degree from Northwestern University in 1963. Ms. Lacy is the Administrator of The Jeannette & John Cruikshank Memorial Foundation, which provides housing assistance to those in need throughout the greater Chicago area. Since 1997, Ms. Lacy has served as President, and since 1974 has served as Secretary-Treasurer and Chief Financial Officer, of Precision Devices Corporation, a distributor of medical devices. She was one of the founders of that company and serves as the Chairman of its Board of Directors. As an elected member of the Board of Education of District 203 of the State of Illinois for 12 years, she served on its budget committee, which was responsible for planning and reviewing the spending of $100 million in public funds each year in a school district having 2,500 employees. Ms. Lacy also provided leadership in state education by serving on committees that analyzed state funding for education.

        Ronald D. McCall, Esq. has served as a Director of CryoLife since January 1984 and served as its Secretary and Treasurer from 1984 to 2002. From 1985 to the present, Mr. McCall has been the owner of the law firm of Ronald D. McCall, P.A., based in Tampa, Florida. Mr. McCall was admitted to the practice of law in Florida in 1961. Mr. McCall received his B.A. and J.D. degrees from the University of Florida.

        Bruce J. Van Dyne, M.D. has served as a Director of CryoLife since August 1999. Dr. Van Dyne is a board-certified neurologist and has been in private practice in Minneapolis, Minnesota, since 1975. He has served in numerous advisory positions, including as an Examiner in Neurology for the American Board of Psychiatry and Neurology and as previous Chairman of the Department of Neurology for Park Nicollet Medical Center in Minneapolis. He is a graduate of Northwestern University Medical School and is the author of numerous medical publications in the field of neurology.

Stockholder Derivative Action

        On August 30, 2002 a purported stockholder derivative action was filed by Rosemary Lichtenberger against Steven G. Anderson, Albert E. Heacox, John M. Cook, Ronald C. Elkins, Virginia C. Lacy, Ronald D. McCall, Alexander C. Schwartz, and Bruce J. Van Dyne in the Superior Court of Gwinnett County, Georgia. The suit, which names CryoLife as a nominal defendant, alleges that the individual defendants breached their fiduciary duties to CryoLife by causing or allowing CryoLife to engage in certain inappropriate practices that caused CryoLife to suffer damages. The complaint was preceded by one day by a letter written on behalf of Ms. Lichtenberger demanding that CryoLife's Board of Directors take certain actions in response to her allegations.

        On January 16, 2003 another purported derivative suit alleging claims similar to those of the Lichtenberger suit was filed in the Superior Court of Fulton County by complainant Robert F. Frailey. As in the Lichtenberger suit, the filing of the complaint in the Frailey action was preceded by a demand letter sent on Frailey's behalf to CryoLife's Board of Directors. Both complaints seek undisclosed damages, costs and attorney's fees, punitive damages, and prejudgment interest against the individual defendants derivatively on behalf of CryoLife.

        CryoLife's Board of Directors established an independent committee, consisting of Ms. Lacy, Mr. Cook, and Dr. Van Dyne, to investigate the allegations of Ms. Lichtenberger and Mr. Frailey. The independent committee engaged independent legal counsel to assist in the investigation, which culminated in a report by the committee concluding that no officer or director breached any fiduciary duty.

        In October 2003 the two purported derivative suits were consolidated into one action in the Superior Court of Fulton County, and a consolidated amended complaint was filed. The independent committee, along with its independent legal counsel, evaluated the consolidated amended complaint, and concluded that its prior report and determination addressed the material allegations contained in the consolidated amended complaint.

        Based on the report of the independent committee, the Company moved to dismiss the derivative action in May 2004. In an order dated December 1, 2004, the Court denied the motion to dismiss, and the case went into the discovery phase.

CORPORATE GOVERNANCE

Information about the Board of Directors

        CryoLife's Board of Directors believes that the purpose of corporate governance is to maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose, are sound, and represent best practices. CryoLife's Board reviews these governance practices, Florida law (the state in which CryoLife is incorporated), the rules and listing standards of the New York Stock Exchange ("NYSE"), and Securities and Exchange Commission ("SEC") regulations, as well as best practices suggested by recognized governance authorities.

        Currently, the Board of Directors has eight members. With the exception of Mr. Anderson and Mr. McCall, the Directors currently meet the definition of "independent" as set forth in Section 303.01(B)(2)(a) of the current NYSE Listing Standards, which set forth standards of "independence" for Audit Committee members. The Company has adopted categorical standards which provide that the following relationships will be considered material relationships that would impact a director's independence if, within the preceding three years (measured consistently with the NYSE's interpretation):

  •
  the director is or was employed by CryoLife, or an immediate family member of the director is or was employed by CryoLife as an executive officer;

  •
  the director or an immediate family member of the director received or receives more than $100,000 per year in direct compensation from CryoLife, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  •
  the director or an immediate family member of the director was employed by or affiliated with CryoLife's present or former internal or independent auditors;

  •
  the director or an immediate family member of the director is or was employed as an executive officer of another company where any of CryoLife's current executive officers serves on that company's compensation committee; or

  •
  the director is an executive officer or employee, or an immediate family member of the director is an executive officer, of another company that makes payments to or receives payments from CryoLife, for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or two percent of the other company's consolidated gross revenues.

        The following commercial or charitable relationships will not be considered to be material relationships that would impair a director's independence:

  •
  if a CryoLife director is a partner, executive officer or controlling shareholder of another company or business that does business with CryoLife, and the annual amount paid to, or received from, CryoLife in the preceding calendar year, or expected to be paid or received in the current calendar year, is less than $100,000 and is also less than fifteen percent of the annual revenues of such company or business in such years;

  •
  if a CryoLife director provides professional services to CryoLife, such as legal, investment banking or consulting services, either individually or through a personal corporation, and the annual amount received from CryoLife in the preceding calendar year, or expected to be received in the current calendar year, is less than $100,000 and is also less than fifteen percent of the gross annual income of such director in such years;

  •
  if a CryoLife director is an executive officer of another company which is indebted to CryoLife, or to which CryoLife is indebted, and the total amount of either company's indebtedness to the other is less than five percent of the total consolidated assets of the company of which he or she serves as an executive officer; and

  •
  if a CryoLife director serves as an officer, director or trustee of a charitable organization, and CryoLife's discretionary charitable contributions to the organization are less than two percent of that organization's total annual charitable receipts. CryoLife's automatic matching of employee charitable contributions will not be included in the amount of CryoLife's contributions for this purpose.

        Based on the information available to it at this time, the Board has determined that a majority of the Directors now in office qualify as independent directors under the NYSE's recently adopted corporate governance requirements. As a result of its annual review, the Board has determined that with the exception of Mr. Anderson and Mr. McCall, none of the Directors now in office have a material relationship with the Company. None of the Directors who were determined to be independent had any relationships that were within the categorical standards identified above or had a commercial or charitable relationship outside of the relevant categorical standards relating to commercial or charitable relationships. Mr. Anderson and Mr. McCall are not eligible to be members of CryoLife's standing committees of the Board as they do not meet the NYSE's requirements for independence. Mr. McCall will meet the NYSE's requirements for independence, and be eligible to be found independent by the Board of Directors, in July 2005.

        In June 2004, the Board of Directors appointed Virginia C. Lacy as Presiding Director. In this capacity, Ms. Lacy has frequent contact with Mr. Anderson and other members of management on a broad range of matters and has additional corporate governance responsibilities for the Board, including (a) acting as chairman of each of the non-management Director executive sessions; (b) presiding at Board meetings when the Chairman of the Board is not present; and (c) receiving and processing communications from concerned parties wishing to contact the non-management Directors.

        During 2004, the Board of Directors held seven meetings and the committees held a total of 20 meetings, excluding meetings of the independent committee. The average attendance at the Board of Directors and committee meetings was 92%.

Director Compensation

        During 2004, all non-employee Directors of the Board of Directors of CryoLife were paid $40,000 per year. Each committee Chairman received an additional $5,000. The Presiding Director receives $65,000 per year, inclusive of the $40,000 Director fee.

        During 2004, no Director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he or she served. In general, members of the Board of Directors are appointed to committees at the annual meeting of Directors immediately following the Annual Meeting of Stockholders.

Standing Committees of the Board of Directors

        In 2004, the Board of Directors had three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. As noted, the Board of Directors has appointed an independent committee which investigated the allegations in the derivative lawsuit. In 2004, the Audit Committee met 11 times, the Compensation Committee met five times and the Nominating and Corporate Governance Committee met four times. These committees are described below.

        Audit Committee—CryoLife's Audit Committee consists of four non-employee Directors: Mr. Bevevino, Chairman, Mr. Cook, Ms. Lacy, and Dr. Van Dyne. On June 29, 2004, Mr. Bevevino replaced Ms. Lacy as Chairman and Dr. Van Dyne replaced Dr. Elkins on the Committee. The Audit Committee reviews the general scope of CryoLife's annual audit and the nature of services to be performed for CryoLife in connection therewith, acting as liaison between the Board of Directors and the independent registered public accounting firm. The Audit Committee also formulates and reviews various company policies, including those relating to accounting practices and internal control systems of CryoLife. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of CryoLife's independent registered public accounting firm and for engaging or discharging CryoLife's independent registered public accounting firm. Each of the members of the Audit Committee is "independent" as defined in Section 303.01(B)(2)(a) of the current NYSE Listing Standards and also meets the criteria set forth in Section 303.01(B)(3). In addition, the Board of Directors has determined that at least one member of the Audit Committee meets the NYSE standard of having accounting or related financial management expertise. The Board of Directors has also determined that Mr. Bevevino meets the SEC criteria of an "audit committee financial expert."

        The Audit Committee operates under a written charter, which was revised in February 2004 to give this committee broader authority to fulfill its obligations under SEC and NYSE requirements. A current copy is attached as Appendix A to this Proxy Statement and may be viewed on the Company's website at www.cryolife.com/investornew.htm. The charter gives the Audit Committee the authority and responsibility for the appointment, retention, compensation, and oversight of the Company's independent registered public accounting firm, including pre-approval of all audit and non-audit services to be performed by the Company's independent registered public accounting firm. The Report of the Audit Committee is set forth beginning on page 11 of this proxy statement.

        Compensation Committee—CryoLife's Compensation Committee consisted of four non-employee Directors for the month of January 2004: Dr. Elkins, Chairman, Mr. Cook, Mr. McCall, and Dr. Van Dyne. In February 2004, the composition of the Compensation Committee was changed to consist of five non-employee Directors: Dr. Elkins, Chairman, Mr. Ackerman, Mr. Cook, Mr. McCall, and Dr. Van Dyne. On June 29, 2004 the composition of the Compensation Committee was changed to consist of three non-employee Directors, Mr. Ackerman, Chairman, Mr. Bevevino, and Mr. Cook. Each member of the Compensation Committee meets the independence requirements of the NYSE. The Compensation Committee is responsible for evaluating the performance of officers and setting the annual compensation for all officers, including the salary and the compensation package of executive officers. A portion of the compensation package includes a bonus award. Each year the Compensation Committee evaluates the performance of the Company's Chief Executive Officer in a joint session with the Nominating and Corporate Governance Committee. The committee also administers CryoLife's benefit plans.

        The Compensation Committee operates under a written charter setting out its functions and responsibilities. A current copy can be viewed on the Company's website at www.cryolife.com/investornew.htm.

        Nominating and Corporate Governance Committee—CryoLife's Nominating and Corporate Governance Committee consisted of five non-employee Directors until June 29, 2004: Mr. McCall, Chairman, Mr. Cook, Dr. Elkins, Ms. Lacy, and Dr. Van Dyne. In June 2004, the composition of the Nominating and Corporate Governance Committee was changed to consist of three non-employee Directors: Ms. Lacy, Chairwoman, Mr. Ackerman, and Dr. Van Dyne. Each of these individuals is "independent' as defined in Section 303.01(B)(2)(a) of the current NYSE Listing Standards. The committee's responsibilities include the selection of potential candidates for the Board and the development and annual review of governance principles. It annually reviews Director compensation and benefits, and oversees the annual self-evaluations of the Board and its committees. Each year the Nominating and Corporate Governance Committee evaluates the performance of the Company's Chief Executive Officer in a joint session with the Compensation Committee. The committee also makes recommendations to the Board concerning the structure and membership of the other Board committees.

        The Nominating and Corporate Governance Committee operates under a written charter setting out its functions and responsibilities. A current copy can be viewed on the Company's website at www.cryolife.com/investornew.htm.

Policy and Procedures for Stockholders Submitting the Names of Candidates for Election to the Board of Directors

        Stockholders may submit the names of candidates for Director to the Nominating and Corporate Governance Committee. The policy of the Nominating and Corporate Governance Committee is to give the same consideration to nominees submitted to it by stockholders that it gives to individuals whose names are submitted to it by management or other Directors. A stockholder seeking to directly nominate a candidate in that stockholders' capacity as such should refer to Article XV of the Company's Bylaws, which is summarized below. See "Stockholder Proposals" for further details.

        Factors to be considered by the Committee include:

  •
  Whether the Committee sees a need for an additional member of the Board, or to replace an existing member;

  •
  The overall size of the Board of Directors;

  •
  The skills and experience of the nominee, as compared to those of the other members of the Board; and

  •
  Whether the nominee is, or is associated with, the holder of a large number of shares of CryoLife common stock.

        The process to be followed for submitting the name of a candidate is as follows:

  •
  On or before the date specified for stockholders' proposals in Article XV of the Company's Bylaws (generally, 90 to 180 days prior to the anniversary of the last annual meeting—see "Stockholder Proposals"), the sponsor should provide information sufficient to inform the Company that the sponsor qualifies as a stockholder, and the Company should receive the following information about the candidate:

  •
  The name;

  •
  A brief resume of the candidate;

  •
  A brief statement as to why the sponsor recommends the candidate;

  •
  The candidate's written consent to be considered and to serve if elected;

  •
  Contact information for the candidate; and

  •
  The information that would be required to be included in CryoLife's proxy statement relating to the nomination and nominee.

  •
  The Nominating and Corporate Governance Committee will contact the candidate confidentially, and if the Committee is considering new candidates, it will require that the candidate:

  •
  Complete a detailed questionnaire;

  •
  Be available upon request to meet with the Committee and management with reasonable notice;

    •
    Execute a non-disclosure agreement; and

    •
    Provide several references.

        In December 2003 the Board determined that nominees to the Board should be of known integrity, have a good moral and ethical background, have an appropriate level of education, training, or experience so as to be perceived to be able to make a contribution furthering the goals of the Company while being compatible with others on the Board of Directors and in the Company. Special knowledge, education, training, and experience that complement the experience of other Board members will be considered. A candidate's capacity for independent judgment will also be considered.

        The Nominating and Corporate Governance Committee has not received any nominations of Director candidates from holders of 5% or more of CryoLife stock.

        The policy with respect to Board attendance of annual meetings is that attendance is encouraged, but not required. All Board members attended the prior year's annual meeting.

        Nominees may be suggested by Directors, members of management, stockholders, or others. Stockholders may communicate the necessary information to the Nominating and Corporate Governance Committee by following the procedures set forth below at "Communication with the Board of Directors and Its Committees." CryoLife in the past has utilized a third party search firm. All nominees are evaluated according to the same criteria.

Code of Business Conduct and Ethics

        CryoLife, Inc. was founded with a commitment to the highest ethical standards of business conduct and fair dealing in the company's relations with all employees, customers, suppliers, and stockholders. CryoLife has established a Code of Business Conduct and Ethics that clarifies the Company's standards of conduct in potentially sensitive situations; makes clear that CryoLife expects all employees, officers, and Directors to understand and appreciate the ethical considerations of their decisions; and reaffirms the Company's long-standing commitment to a culture of corporate and individual accountability and responsibility for the highest ethical and business practices.

        This Code of Business Conduct and Ethics also serves as the code for the Company's Chief Executive Officer, Chief Financial Officer, Controller, and all other financial officers and executives. A copy of the Code of Business Conduct and Ethics is posted on the Company's website at www.cryolife.com/investornew.htm. In the event that the company amends or waives any of the provisions of the Code of Business Conduct and Ethics applicable to the Company's Chief Executive Officer, Chief Financial Officer, or Controller, the Company intends to disclose the same on the Company's website at www.cryolife.com/investornew.htm. The Company also filed the Code of Business Conduct and Ethics with the SEC as an exhibit to its December 31, 2004 Annual Report on Form 10-K.

Communication with the Board of Directors and Its Committees

        Stockholders may communicate directly with the Board of Directors, the Presiding Director, the non-management Directors as a group, Committee Chairs, Committees, and individual Directors by mail. CryoLife's current policy is to forward all communications to the addressees, unless they clearly constitute unsolicited general advertising. Please send all communications in care of Suzanne K. Gabbert, the Corporate Secretary of CryoLife, at CryoLife's principal executive offices at 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144.

Notwithstanding anything to the contrary set forth in any of CryoLife's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other CryoLife filings, including this proxy statement, in whole or in part, neither the following Reports of the Audit Committee and the Compensation Committee, nor the Performance Graph shall be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE

        The Board of Directors maintains an Audit Committee comprised of four Directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the New York Stock Exchange ("NYSE") that governs audit committee composition, including the requirement that audit committee members all be "Independent Directors" as that term is defined by Section 303.01(B)(2)(a), and the additional requirements imposed by Section 303.01(B)(3) of the current NYSE Listing Standards.

        The Audit Committee oversees CryoLife's financial processes on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Board and the Audit Committee have adopted a written Audit Committee Charter. Since the first quarter of 2004, CryoLife has retained a separate accounting firm to provide internal audit services. The internal audit function reports directly to the Audit Committee and, for administrative purposes, to the Chief Financial Officer.

        During the course of fiscal 2004, management completed the documentation, testing and evaluation of CryoLife's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Deloitte & Touche LLP at each regularly scheduled Audit Committee meeting. The Audit Committee also reviewed the report of management contained in CryoLife's Annual Report on Form 10-K for fiscal 2004, as well as Deloitte & Touche LLP's Report of Independent Registered Public Accounting Firm included in CryoLife's Annual Report on Form 10-K related to its audit of (i) CryoLife's consolidated financial statements and financial statement schedules, (ii) management's assessment of the effectiveness of the Company's internal control over financial reporting, and (iii) the effectiveness of the Company's internal control over financial reporting. The Audit Committee continues to oversee CryoLife's efforts related to its internal control over financial reporting and management's preparations for the evaluation in fiscal 2005.

        The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of CryoLife's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, CryoLife's independent registered public accounting firm provided to the Audit Committee the written disclosures and the letter required by the Independence Standards Board's Standard No. 1, and the Audit Committee discussed with the independent registered public accounting firm that firm's independence from management and CryoLife.

        The Audit Committee discussed with CryoLife's independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of CryoLife's internal controls and the overall quality of CryoLife's financial reporting.

        Aggregate fees paid to Deloitte & Touche LLP for the year ended December 31, 2004 were $932,000. See "Independent Registered Public Accounting Firm" at page 26 for further details. The Audit Committee determined that the payments made to its independent registered public accounting firm for non-audit services for 2004 were consistent with maintaining Deloitte & Touche LLP's independence. In accordance with its Audit Committee Charter, CryoLife's Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services.

        In reliance on the reviews and discussions referred to above, the Audit Committee members did not become aware of any misstatement in the audited financial statements and recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in CryoLife's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Audit Committee will also select CryoLife's independent registered public accounting firm for fiscal 2005.

                      Audit Committee

                      DANIEL J. BEVEVINO, CHAIRMAN
                      JOHN M. COOK
                      VIRGINIA C. LACY
                      BRUCE J. VAN DYNE, M.D.

REPORT OF THE COMPENSATION COMMITTEE ON
EXECUTIVE COMPENSATION

OVERVIEW

        The Compensation Committee of the Board of Directors of CryoLife, Inc. is composed of non-employee Directors and approves the compensation of CryoLife's executive officers at least annually. The Committee believes the actions of executive officers of CryoLife have a profound impact on the short-term and long-term profitability of CryoLife. Therefore, the Committee gives significant attention to the design of CryoLife's compensation package.

        CryoLife's compensation package consists of three parts and is relatively simple in design. The three primary parts are a base salary, a cash bonus, and stock-based incentive compensation. No significant perquisites are provided to executive officers.

BASE SALARY

        The Committee believes it is important for executive officers and other employees of CryoLife to receive acceptable salaries so that CryoLife can recruit and retain the talent it needs. For several years, the Committee has obtained a salary survey report entitled the "Radford Salary Survey for U.S. Biotech Companies," which contains information regarding salaries paid to various biotech executives in the United States. The Committee reviews this salary survey primarily for information regarding salaries, as opposed to bonus and stock incentive information. In setting salaries, the Committee takes into consideration the individual employee's performance, length of service to CryoLife, and the information provided by the Radford Survey. The Committee seeks to set compensation at levels which are reasonable under the circumstances and near the midrange for U.S. biotech companies. The base salary for each executive officer is set on a subjective basis, bearing in mind an overall impression of that Executive's relative skills, experience, and contribution to CryoLife. The Committee does not attempt to address the relative weight assigned to the various factors, which are evaluated on a subjective overall basis by each individual member of the Committee. Salaries of all executive officers are reviewed annually by the Committee. In accordance with this procedure, the Committee consults with Mr. Anderson, the President and Chief Executive Officer of CryoLife, with respect to all executives except Mr. Anderson, and an appropriate range of base salary, bonus, and stock options is subjectively considered, based upon the range of compensation received by the other executive officers and the requirements of the particular positions to be filled. For 2004, the Compensation Committee did not consider it advisable to make general increases in salaries, although Mr. Lee received an increase based on his promotion to Executive Vice President and Chief Operating Officer in 2004. The Chief Executive Officer negotiates with candidates for employment, subject to acceptance and ratification by the Committee, and this negotiated base salary is reflected in each candidate's employment agreement.

CASH BONUSES

        Cash bonuses are the next component of executive officer compensation. In determining the amount to be paid as bonuses to executive officers, the Compensation Committee ordinarily considers the performance of CryoLife in reaching goals for increased revenues and pre-tax profit as well as the performance of each executive officer. For 2004, the Compensation Committee based its decision as to whether bonuses should be awarded upon its subjective determination that such bonuses were inadvisable given CryoLife's cash position. No cash bonuses were paid in 2004. The Compensation Committee has asked the Chief Executive Officer to provide it with a proposal for a bonus program tying all or a portion of individual bonuses in 2005 to specified individual and corporate performance goals.

STOCK-BASED INCENTIVES

        Stock-based incentives have been a supplemental component of compensation for CryoLife's executive officers, and certain other employees, since the formation of CryoLife. CryoLife adopted formal incentive stock option plans in 1984, 1989, 1993, 1998, 2002, and 2004. In the past, CryoLife also made grants of non-qualified options under an informal stock option program.

        Option grants made by CryoLife have generally vested at a rate of 20% per year and have had a term of five and one-half years. These options also usually expire upon termination of employment, except in the event of disability or death, in which case the term of the option may continue for some time thereafter.

        The Committee believes that CryoLife's stock incentive program has been effective in focusing attention on stockholder value since the gain to be realized by executive officers upon exercise of options will change as the stock price changes. The Committee also believes that the long-term nature of its option grants encourages CryoLife's executive officers to remain with CryoLife. Finally, the Committee has found it appropriate to grant options to newly employed executive officers in order to encourage such officers to identify promptly with CryoLife's goal of increased stockholder value. The Committee subjectively determines the number of shares to be granted based on its analysis of the number which would provide an adequate incentive to a new executive officer to accept a position with CryoLife.

        In general, following initial employment, the granting of stock-based incentives to executive officers is considered by the Committee to be justified when CryoLife's revenues and earnings, coupled with the individual executive's performance, warrant supplemental compensation in addition to the salary and any bonus paid with respect to a given year. Each of these factors is weighed subjectively by Committee members in determining whether or not a stock-based incentive should be granted, and such incentives are not granted routinely. In June 2004, the Committee granted options to the Chief Executive Officer under the 2004 Employee Stock Incentive Plan to purchase up to 10,000 shares. Also in June 2004, Messrs. Ashmore, Fronk, Heacox, and Lee were granted options under the 2004 Employee Stock Incentive Plan to purchase up to 15,000, 10,000, 15,000 and 15,000 shares, respectively.

        In November 2004, after review of the incentive, tax, accounting, and cash flow implications of the grants of options as compared to restricted stock awards, the Committee made awards of approximately 29,000 shares restricted stock to approximately 140 employees who had not received salary increases, and paid a related cash bonus to cover the tax withholding obligation. These awards vested in December 2004. In November 2004, the Committee also granted restricted stock awards of 5,000 shares each, vesting over 12 months, to Messrs. Ashmore, Fronk, Heacox, and Lynch. The Committee also made three stock awards of 5,000 each, vesting over 12 months, to three other officers. At the same time, and concurrently with his promotion to the positions of Executive Vice President and Chief Operating Officer, the Committee granted a 20,000 share stock award to Mr. Lee, which vested immediately. The Committee anticipates that it may make additional awards of restricted stock in the future, in lieu of stock options, based on its analysis of the incentive, tax, accounting, and cash flow aspects of each form of incentive.

        The Committee thinks it unlikely that any participants in CryoLife's stock plans will, in the foreseeable future, receive in excess of $1 million in aggregate compensation (the maximum amount for which an employer may claim a compensation deduction pursuant to Section 162(m) of the Internal Revenue Code of 1986 unless certain performance-related compensation exemptions are met) during any fiscal year, other than those individuals with respect to whom the performance-based compensation exemption has been satisfied or severance payments are made.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

        The Committee fixed the 2004 salary of Mr. Steven G. Anderson, Chief Executive Officer of CryoLife, at $600,000. He received no bonus. This reflects the philosophy of the Committee as set forth at "—Base Salary" and "—Cash Bonuses" above. In June 2004, Mr. Anderson was granted stock options under the 2004 Employee Stock Incentive Plan to purchase 10,000 shares of common stock. The Committee believes the compensation of Mr. Anderson, a founder of CryoLife, reflects their subjective opinion that Mr. Anderson has provided superlative leadership and fulfilled the functions of the Chief Executive Officer of CryoLife at the highest level.

CONCLUSION

        The Committee believes that the mix of a cash salary and bonuses and a stock incentive compensation program represents a balance that has motivated and will continue to motivate CryoLife's management team to produce the best results possible given overall economic conditions and the difficulty of predicting CryoLife's performance in the short term.

                      COMPENSATION COMMITTEE:

                      THOMAS F. ACKERMAN, CHAIRMAN
                      DANIEL J. BEVEVINO
                      JOHN M. COOK

PERFORMANCE GRAPH

        Set forth below is a line-graph presentation comparing the cumulative stockholder return on CryoLife's common stock, on an indexed basis, against cumulative total returns of the Russell 2000 Index, and a "peer group" selected by management of CryoLife. The peer group selected for inclusion in this proxy statement includes Osteotech, Inc., Closure Medical Corp., and LifeCell Corporation. Each of these companies has securities traded on the Nasdaq Stock Market. Osteotech was selected because it had been utilized as a basis for comparison with CryoLife in reports by analysts for each of the two co-managers of CryoLife's initial public offering. Management selected LifeCell to be included in the peer group based on the fact that LifeCell, a developer of tissue engineered products, is also a biomedical company, and selected Closure Medical based on the fact that Closure Medical markets tissue adhesive products. The returns for the peer group are weighted according to each issuer's market capitalization. The performance graph shows total return on investment for the period beginning December 31, 1999 and ending December 31, 2004.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
AMONG CRYOLIFE, INC., THE RUSSELL 2000 INDEX
AND A PEER GROUP

ASSUMES $100 INVESTED ON DEC. 31, 1999
ASSUMES DIVIDENDS REINVESTED
FISCAL YEAR ENDING DEC. 31, 2004

VALUE OF $100 INVESTED ON DECEMBER 31, 1999 AT:

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
CRYOLIFE	$100.00	$386.17	$382.98	$87.19	$73.79	$90.26
PEER GROUP	$100.00	$96.98	$99.39	$79.03	$116.38	$137.71
RUSSELL 2000 INDEX	$100.00	$134.13	$99.24	$66.03	$155.63	$124.25

Total return assumes reinvestment of dividends.

EXECUTIVE COMPENSATION

        The following table sets forth the compensation paid or accrued by CryoLife to CryoLife's Chief Executive Officer and the four other most highly paid executive officers of CryoLife for 2004 (the "Named Executives"). The information presented is for the three year period ended December 31, 2004.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Restricted Stock Award(s) ($)(6)		Securities Underlying Options/SARs (#)(2)	All Other Compensation ($)(3)
Steven G. Anderson Chairman of the Board of Directors, President, and Chief Executive Officer	2004 2003 2002	$600,000 600,000 600,000	$	— — 300,000	$	— — —	10,000 45,000 50,000	$4,000 2,250 29,974
David Ashley Lee Executive Vice President, Chief Operating Officer, and Chief Financial Officer	2004 2003 2002	300,656 261,333 220,000		— — 120,000		138,200 — —	15,000 — 72,500	4,000 2,835 5,000
Albert E. Heacox, Ph.D. Senior Vice President, Research and Development	2004 2003 2002	252,898 253,000 225,000		— — 120,000		34,550 — —	15,000 — 24,850	3,795 2,837 16,194
Kirby S. Black, Ph.D.(4) Former Senior Vice President, Research and Development	2004 2003 2002	240,167 253,000 225,000		— — 120,000		— — —	— — 48,276	138,938 2,000 20,975
James C. Vander Wyk, Ph.D.(4) Former Vice President, Product Integrity	2004 2003 2002	228,585 240,000 240,000		— — 60,000		— — —	— — 34,683	409,629 5,000 20,975
David M. Fronk Vice President, Clinical Research	2004 2003 2002	214,500 214,500 195,000		— — 80,000		34,550 — —	10,000 — 48,500	3,933 3,000 8,422
Thomas J. Lynch, J.D., Ph.D.(5) Vice President, Regulatory Affairs & Quality Assurance	2004 2003	240,000 89,524		— —		34,550 —	— 50,000	3,400 —

(1)
Includes base salary earned by the Named Executives for the periods presented, compensation deferred under CryoLife's 401(K) plan, and amounts such officers elected to apply to CryoLife's supplemental life insurance program. Amounts for perquisites and other personal benefits extended to the Named Executives are less than the lesser of $50,000 or 10% of the total of annual salary and bonus of such Named Executive. Accordingly, the column for "Other Annual Compensation" has been omitted.

(2)
During the periods presented, the only forms of long-term compensation utilized by CryoLife have been the grant of stock options and awards of restricted stock. CryoLife has not awarded stock appreciation rights, or made any long-term incentive payouts. Accordingly, the column for "Long-Term Incentive Payouts" has been omitted. The stock awards to Messrs. Heacox, Fronk and Lynch vest ratable over 12 months. The award made to Mr. Lee vested immediately. Any dividends paid on common stock will also be paid on restricted stock.

(3)
Includes matching contributions to the CryoLife 401(K) plan for all years presented and CryoLife contributions to its supplemental life insurance program for certain executive officers in 2002. For Mr. Black, the 2004 total includes $4,000 in matching contributions to the CryoLife 401(K) plan, $5,087 in COBRA payments, $6,000 in outplacement services, $37,085 in distribution of CryoLife's aggregate contributions to supplemental life insurance program, $2,433 in accrued vacation payout, and $84,333 in severance payments. For Mr. Vander Wyk, the 2004 total includes $3,800 in matching contributions to the CryoLife 401(K) plan, $3,815 in COBRA payments, $4,500 in outplacement services, $37,514 in distribution of CryoLife's aggregate contributions to supplemental life insurance program, and $360,000 in severance payments.

(4)
Messrs. Black and Vander Wyk ceased employment with CryoLife on December 13 & 14, 2004, respectively. Their 2004 Annual Compensation is the cumulative total compensation earned up to their final day of employment with CryoLife.

(5)
Dr. Lynch began his employment with CryoLife in August 2003. His employment terminated in April 2005.

(6)
In November 2004, Messrs. Ashmore, Fronk, Heacox, and Lynch received grants of restricted stock awards of 5,000 shares each, vesting over 12 months. At the same time, and concurrently with his promotion to the positions of Executive Vice President and Chief Operating Officer, Mr. Lee received a 20,000 share stock award, which vested immediately. At December 31, 2004, the number and value of the aggregate shares of restricted stock held by each of the named officers was as follows, based on the closing price on that date of $7.07 per share: David Ashley Lee, zero shares; Albert E. Heacox, 4,583 shares, $32,402; David M. Fronk, 4,583 shares, $32,402 and Thomas J. Lynch, 4,583 shares, $32,402.

        The following table sets forth, for each of the Named Executives, the amount of CryoLife's contributions to the 401(K) plan and the supplemental life insurance program:

	2004		2003		2002
	Total	401(K) Contribution	Total	401(K) Contribution	Total	401(K) Contribution	Supplemental Life Insurance Program
Steven G. Anderson	$4,000	$4,000	$2,250	$2,250	$29,974	$5,000	$24,974
David Ashley Lee	4,000	4,000	2,835	2,835	5,000	5,000	—
Albert E. Heacox, Ph.D.	3,795	3,795	2,837	2,837	16,194	5,000	11,194
Kirby S. Black, Ph.D.	4,000	4,000	2,000	2,000	20,975	5,000	15,975
James C. Vander Wyk, Ph.D.	3,800	3,800	5,000	5,000	20,975	5,000	15,975
David M. Fronk	3,933	3,933	3,000	3,000	10,586	4,616	5,970
Thomas J. Lynch, J.D., Ph.D.	3,400	3,400	—	—	—	—	—

        Supplemental Life Insurance Program.    Pursuant to a supplemental life insurance program for certain executive officers of the Company, the Company and the executives share in the premium payments and ownership of insurance policies on the lives of such executives. Upon death of the insured party, policy proceeds equal to the premium contribution are due to the Company with the remaining proceeds due to the designated beneficiaries of the insured party. The Company suspended payment of a portion of the premiums upon effectiveness of Section 402(a) of the Sarbanes-Oxley Act of 2002. Therefore, no premium contributions were made by the Company in 2004 or 2003. The Company's aggregate premium contributions under this program were approximately $74,000 for 2002. The aggregate Company contributions for each of the named executive officers who participated in the program were $187,600, $56,023, and $9,776, respectively for each of Messrs. Anderson, Heacox, and Fronk as of December 31, 2004. As of December 31, 2004 the Company distributed its aggregate contributions of $37,085 and $37,514 to Messrs. Black and Vander Wyk, respectively.

        Grant of Options.    During 2004, options were granted to certain Named Executives. No stock appreciation rights (SARs) have been granted by CryoLife. The following table sets forth information regarding the option grants in 2004:

OPTION/SAR GRANTS IN LAST FISCAL YEAR (2004)

					Potential Realizable Value at Assumed Annual Rates of Appreciation for Option Term
	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year
Name			Exercise Price ($/Sh)(1)	Expiration Date(2)
					5% ($)	10% ($)
Steven G. Anderson	10,000	4%	$5.36	12-29-09	$16,503	$36,949
David Ashley Lee	15,000	6%	5.36	12-29-09	24,754	55,423
Albert E. Heacox, Ph.D.	15,000	6%	5.36	12-29-09	24,754	55,423
Kirby S. Black, Ph.D.	—	—	—	—	—	—
James C. Vander Wyk, Ph.D.	—	—	—	—	—	—
David M. Fronk	10,000	4%	5.36	12-29-09	16,503	36,949
Thomas J. Lynch, J.D., Ph.D.	—	—	—	—	—	—

(1)
The exercise price was fixed as the closing price on the NYSE on the date of grant.

(2)
Options are subject to earlier termination in the event of death, disability, retirement, or termination of employment.

        Options Exercised.    The following table sets forth information regarding the exercise of options in 2004 and the number of options held by the Named Executives as listed in the Summary Compensation Table, including the value of unexercised in-the-money options, as of December 31, 2004. The closing price of CryoLife's common stock on December 31, 2004 used to calculate such values was $7.07 per share.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR (2004)
AND FISCAL YEAR-END OPTION/SAR VALUES (AS OF DECEMBER 31, 2004)

			Number Of Securities Underlying Unexercised Options/SARs At Year End (#)		Value Of Unexercised In-The-Money Options/SARs At Year End ($)
Name	Shares Acquired On Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Steven G. Anderson	—	$—	72,722	160,028	$79,095	$187,380
David Ashley Lee	12,500	32,875	59,369	75,631	60,875	208,275
Albert E. Heacox, Ph.D.	—	—	27,790	36,910	48,408	98,262
Kirby S. Black, Ph.D.	16,000	80,800	—	—	—	—
James C. Vander Wyk, Ph.D.	10,000	46,000	—	—	—	—
David M. Fronk	—	—	59,029	50,471	74,998	129,597
Thomas J. Lynch, J.D., Ph.D.	—	—	10,000	40,000	18,600	74,400

        2004 Employee Stock Incentive Plan.    On February 24, 2004, the Board of Directors adopted the 2004 Employee Stock Incentive Plan, which was approved by stockholders in June 2004. CryoLife's 2004 Employee Stock Incentive Plan provides for the grant of options ("Options"), stock appreciation rights ("SARs") and stock units, performance shares, restricted stock awards, and restricted stock unit awards (collectively referred to as "Other Stock Awards"). Options, SARs, and Other Stock Awards are collectively referred to herein as "Awards," which may be granted under the 2004 Employee Stock Incentive Plan to employees and officers of CryoLife and its subsidiaries. The maximum number of shares of stock that may be awarded under the 2004 Plan shall be equal to the sum of: (i) 2,000,000 shares of stock; and (ii) up to 100,000 shares of stock tendered in connection with the exercise of Options granted under either the 2004 Employee Stock Incentive Plan, the 2002 Stock Incentive Plan, the 1998 Long-Term Incentive Plan, or the 1993 Employee Stock Incentive Plan resulting in a maximum (the "Plan Maximum") of 2,100,000 shares of common stock that may be granted under the 2004 Employee Stock Incentive Plan. In addition, the following provisions are imposed under the 2004 Employee Stock Incentive Plan: (i) a maximum of 2,000,000 shares issued under Options intended to be Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) a maximum of 400,000 shares may be issued under Options and SARs to any one individual during any consecutive twelve-month period, (iii) a maximum of 2,000,000 shares in the aggregate may be subject to Stock Awards, and (iv) no more than 2,000,000 shares may be subject to Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code Section 162(m)). The 2004 Employee Stock Incentive Plan terminates in June 2014, unless terminated by the Board prior to that date; provided that in the event of 2004 Employee Stock Incentive Plan termination, the 2004 Employee Stock Incentive Plan shall remain in effect as long as any options, Stock Appreciation Rights or other stock awards granted under it are outstanding. As of March 31, 2005, options for 233,000 shares were outstanding, no options had been exercised, awards of 83,970 had been issued and 1,683,030 shares remain available for grant pursuant to the 2004 Employee Stock Incentive Plan.

        2002 Stock Incentive Plan.    On March 7, 2002, the Board of Directors adopted the 2002 Stock Incentive Plan, which was subsequently approved by stockholders. Options may be granted under the 2002 Stock Incentive Plan to employees, officers or Directors of CryoLife and consultants and advisers to CryoLife and its subsidiaries. Unless sooner terminated by the Board, the 2002 Stock Incentive Plan terminates in March 2012. CryoLife's 2002 Stock Incentive Plan provides for the grant of Options, SARs, and stock units, performance shares and restricted stock awards (collectively referred to as "Stock Awards"). Options, SARs, and Stock Awards are collectively referred to herein as "Awards." Awards may be granted under the 2002 Stock Incentive Plan to acquire up to a maximum of 974,000 shares of common stock. In addition, the following limitations are imposed under the 2002 Stock Incentive Plan: (i) a maximum of 974,000 shares may be issued pursuant to Options intended to be ISOs under Section 422 of the Code (ii) a maximum of 100,000 shares may be issued under Options and SARs to any one individual during any consecutive twelve-month period, (iii) a maximum of 100,000 shares in the aggregate may be subject to Stock Awards, and (iv) a maximum payment under Stock Awards of $400,000 may be made to any one individual for any performance goals established for any performance period (including the fair market value of stock subject to Awards denominated in shares). As of March 31, 2005, options for 773,650 shares were outstanding, options for 116,400 shares had been exercised, and 95,572 shares remain available for grant pursuant to the 2002 Stock Incentive Plan.

        1998 Long-Term Incentive Plan.    On December 19, 1997, the Board of Directors adopted the CryoLife 1998 Long-Term Incentive Plan, which was subsequently approved by stockholders. As amended in 2000, the 1998 Long-Term Incentive Plan provides for the grant of options, stock appreciation rights, and other awards to acquire up to a maximum of 900,000 shares of common stock, subject to certain adjustments. As of March 31, 2005, options for 669,930 shares were outstanding, options for 77,795 shares had been exercised, and 161,898 shares remain available for grant pursuant to the 1998 Long-Term Incentive Plan.

        1993 Employee Stock Incentive Plan.    On July 6, 1993, the Board of Directors adopted the CryoLife 1993 Employee Stock Incentive Plan, which was subsequently approved by stockholders. As of March 31, 2005, options for 147,600 shares were outstanding, options for 794,194 shares had been exercised, and no shares remain available for grant pursuant to the 1993 Employee Stock Incentive Plan. The 1993 Employee Stock Incentive Plan has now expired.

        2004 Non-Employee Directors Stock Option Plan.    On February 24, 2004, the Board of Directors adopted the 2004 Non-Employee Directors Stock Option Plan, which was approved by stockholders in June 2004. Each individual who is appointed or elected as a Director of CryoLife for the first time shall automatically receive an option to purchase 10,000 shares of common stock on the next business day after such appointment or election. This option shall be in addition to any option granted pursuant to yearly service as described below. On the first business day following (i) CryoLife's 2004 Annual Meeting of Stockholders and (ii) each succeeding Annual Meeting thereafter, each individual who is at the time elected, reelected or continuing as a non-employee Director automatically will be granted an option to purchase 10,000 shares of common stock. Options granted under this plan are not transferable other than by will or the laws of descent and distribution. CryoLife's 2004 Non-Employee Directors Stock Option Plan provides for the grant of options to acquire up to a maximum of 500,000 shares of common stock, subject to certain adjustments. As of March 31, 2005, options for 70,000 shares were outstanding, options for zero shares had been exercised, and 430,000 shares remain available for grant pursuant to the 2004 Non-Employee Directors Stock Option Plan.

        CryoLife Amended and Restated Non-Employee Directors Stock Option Plan.    The CryoLife Amended and Restated Non-Employee Directors Stock Option Plan, which has now expired, provided for the grant of options to non-employee Directors of CryoLife. At each Annual Meeting of Stockholders, each non-employee Director elected, re-elected, or continuing as a non-employee Director of CryoLife received an annual grant of options to purchase 7,500 shares on the first business day after such Annual Meeting, which options vested and became exercisable on the date of grant. Options granted under this plan are not transferable other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the optionee may transfer the option for no consideration to or for the benefit of a member of the optionee's immediate family (including, without limitation, to a trust or IRA) subject to such limits as the Board may establish, and the transferee shall remain subject to all the terms and conditions that were applicable to such option prior to the transfer. Upon the death of a non-employee Director, options that were exercisable on the date of death are exercisable by his or her legal representatives or heirs, but in no event may the option be exercised after the last day on which it could have been exercised by the non-employee Director. As of March 31, 2005, options for 135,000 shares were outstanding, options for 307,500 shares had been exercised, and no options for shares remain available for grant pursuant to the Amended and Restated Non-Employee Directors Stock Option Plan.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2004 with respect to shares of CryoLife common stock that may be issued under existing equity compensation plans. CryoLife's Board of Directors in the past has awarded grants of options to executive officers and employees on a case-by-case basis when sufficient shares were not available under equity compensation plans approved by stockholders. CryoLife does not intend to continue this practice except to the extent that shares are otherwise unavailable under stockholder-approved plans and the grants are permitted by applicable NYSE rules.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plans Approved by Stockholders	2,073,680	$10.11	2,367,319
Plans Not Approved by Stockholders	218,925	$19.84	—

Total	2,292,605	$11.04	2,367,319

        Employment Agreements.    In September 2002, CryoLife entered into employment agreements with each of the Named Executives other than Dr. Lynch. CryoLife entered into an employment agreement with Mr. Lynch at the time he was employed in August 2003. The employment agreements were substantially identical except for the length of employment and position-specific terms, such as duties of employment and compensation, and except as otherwise disclosed below. Under Messrs. Anderson, Lee, Heacox, Vander Wyk, Fronk, and Lynch's employment agreements, CryoLife agreed to employ, and each officer agreed to remain employed by CryoLife, for two years after the effective date of the employment agreement. Dr. Black's employment agreement expired in September 2004. With the exception of Dr. Black's employment agreements, which expired, and Dr. Lynch's agreement, which was to renew absent notices to the contrary in August 2005, each of the two year employment agreements automatically extended for an additional year in September 2004. Dr. Black and Dr. Vander Wyk left the employ of the Company in December 2004, and Dr. Lynch resigned in April 2005. The current annual salaries for Messrs. Lee, Heacox and Fronk are $340,000, $265,650, and $225,225, respectively. The employment agreements provide that employment may be terminated by either party with or without cause. Each Named Executive still employed by the Company may terminate his employment for good reason, which includes, among other things, termination by the officer for any reason, at least 90, but not more than 120, days following a Change of Control (as defined in the employment agreements) or during the 30-day period immediately following the first anniversary of a Change of Control.

        Under the employment agreements, upon termination by the employee for good reason or termination by the Company other than for cause, death or disability, CryoLife agreed to pay a severance payment. The severance payments are $330,000, $337,500, and $292,000 for Messrs. Lee, Heacox and Fronk, respectively. Upon termination by the Company for cause or by the employee for any reason other than for good reason, the employment agreements will terminate, and CryoLife will not be obligated to pay any severance amount. Since Dr. Lynch's resignation was voluntary and not for good reason, he will not receive severance payments. The employment agreements automatically terminate upon death. Each employee is required to devote his full and exclusive time and attention to his employment duties. Under the employment agreements, CryoLife has agreed to require any successor to all or substantially all of the business and/or assets of CryoLife to assume the employment agreements.

        Mr. Anderson's agreement provides that Ms. Ann B. Anderson, the spouse of Mr. Anderson, will be provided with health care coverage throughout her life, regardless of whether the agreement is terminated. This provision is consistent with the terms of Mr. Anderson's employment agreements negotiated in 1995 and in 1999. In the event CryoLife terminates employment other than for cause, death or disability, or Mr. Anderson terminates employment for good reason, then Mr. Anderson will be entitled to be paid $900,000 as severance compensation. If Mr. Anderson's employment is terminated by reason of his death, Mr. Anderson's legal representatives receive one year's salary. The annual salary for Mr. Anderson is $600,000. Mr. Anderson and the Compensation Committee of CryoLife's Board of Directors are currently negotiating a new agreement.

        Compensation Committee Interlocks and Insider Participation.    The following five Directors served on the Compensation Committee of CryoLife's Board of Directors through June 29, 2004: Dr. Elkins, Chairman, Mr. Cook, Mr. McCall, Dr. Van Dyne, and Mr. Ackerman. At the 2004 Annual Meeting Thomas Ackerman, Chairman, John Cook, and Dan Bevevino were appointed to serve on the Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires that CryoLife's executive officers, Directors, and persons who beneficially own more than 10% of CryoLife's stock file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, Directors, and greater than 10% beneficial owners are required by SEC regulations to furnish CryoLife with copies of all Section 16(a) forms they file.

        Based solely on its review of copies of forms received by it pursuant to Section 16(a) of the Securities Exchange Act of 1934 or written representations from reporting persons, CryoLife believes that with respect to 2004, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial owners were complied with.

Certain Transactions

        CryoLife employs Mr. Anderson's son, Bruce G. Anderson, 38, as Director of Cardiovascular Field Services in the Marketing Department. He has held various positions within the Company since 1994. His compensation during 2004, including commissions, was $215,414.

OWNERSHIP OF PRINCIPAL STOCKHOLDERS, NAMED EXECUTIVES,
AND EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP

        The name and address of each person or entity who owned beneficially 5% or more of the outstanding shares of common stock of CryoLife on March 31, 2005, together with the number of shares owned and the percentage of outstanding shares that ownership represents is set forth in the following table. The table also shows information concerning beneficial ownership by each of the members of the Board of Directors, the Named Executives and by all Directors and executive officers as a group. The number of shares beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days after the date hereof through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting powers, or shares such powers with his or her spouse, with respect to the shares set forth in the following table:

Beneficial Owner	Number of Shares of CryoLife Common Stock Beneficially Owned		Percentage of Outstanding Shares of CryoLife Common Stock
Steven G. Anderson	1,681,062	(1)	7.1%
David M. Fronk	79,221	(2)	*
Albert E. Heacox, Ph.D.	86,336	(3)	*
David Ashley Lee	110,435	(4)	*
Thomas J. Lynch, J.D., Ph.D.	15,000	(5)	*
Kirby S. Black, Ph.D.	55,221	(6)	*
James C. Vander Wyk, Ph.D.	36,165		*
IronBridge Capital Management, LLC	1,301,138	(7)	5.5%
O.S.S. Capital Management, L.P.	1,232,400	(8)	5.3%
The PNC Financial Services Group, Inc.	1,235,250	(9)	5.3%
All current Directors and Executive Officers as a group (14 persons)	3,372,590	(10)	13.9%

*
Ownership represents less than 1% of outstanding CryoLife common stock.

(1)
Includes 107,924 shares held of record by Ms. Ann B. Anderson, Mr. Anderson's spouse, as well as 171,885 shares held in a grantor-retained annuity trust. Also includes 95,057 shares subject to options which are either presently exercisable or will become exercisable within 60 days after March 31, 2005. The business address for Mr. Anderson is: c/o CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144.

(2)
Includes 66,716 shares subject to options which are either presently exercisable or will become exercisable within 60 days after March 31, 2005.

(3)
Includes 30,790 shares subject to options which are either presently exercisable or will become exercisable within 60 days after March 31, 2005. Also includes 45,000 shares owned by Dr. Heacox's spouse as trustee of a living trust, 5,346 shares owned by Dr. Heacox as trustee of a living trust, 100 shares owned by Albert E. Heacox C/F Rachel K. Heacox, UTMA/GA and 100 shares owned by Albert E. Heacox C/F Daniel A. Heacox, UTMA/GA. Dr. Heacox disclaims beneficial ownership of all shares owned by his son and daughter.

(4)
Includes 71,678 shares subject to options which are either presently exercisable or will become exercisable within 60 days after March 31, 2005. Also includes 1,700 shares held in Mr. Lee's parents' account over which Mr. Lee has signing authority. Also includes 1,500 shares held by Mr. Lee's minor children.

(5)
Includes 10,000 shares subject to options which are either presently exercisable or will become exercisable within 60 days after March 31, 2005.

(6)
Also includes 90 shares held by Dr. Black's minor children.

(7)
Information is based in part on Schedule 13G filed on February 11, 2005 by IronBridge Capital Management, LLC, an investment advisor. The address for this stockholder is One Parkview Plaza, Suite 600, Oakbrook Terrace, Illinois.

(8)
Information is based in part on Schedule 13G filed on January 18, 2005 by Oscar S. Schafer & Partners I LP, a Delaware limited partnership ("OSS I"); Oscar S. Schafer & Partners II LP, a Delaware limited partnership ("OSS II", and together with OSS I, the "Partnerships"); O.S.S. Advisors LLC, a Delaware limited liability company (the "General Partner"), which serves as the general partner of each of the Partnerships; O.S.S. Overseas Fund Ltd., a Cayman Islands exempted company ("OSS Overseas"); O.S.S. Capital Management LP, a Delaware limited partnership (the "Investment Manager"), which serves as investment manager, and management company, to OSS Overseas and the Partnerships, respectively, and has investment discretion with respect to shares of Common Stock directly owned by OSS Overseas and Partnerships; Schafer Brothers LLC, a Delaware limited liability company (the "SB LLC"), which serves as the general partner to the Investment Manager; and Mr. Oscar S. Schafer ("Mr. Schafer"), who serves as the senior managing member of the General Partner and of SB LLC. The address for all of these stockholders (or the investment adviser) is c/o 598 Madison Avenue New York, NY 10022.

(9)
Information is based in part on Schedule 13G filed on February 10, 2005 by The PNC Financial Services Group, Inc. ("PNC Holding Company"); PNC Bancorp, Inc.; PNC Bank, National Association; BlackRock Advisors, Inc.; BlackRock Capital Management, Inc.; and BlackRock Financial Management, Inc. The filing persons are direct or indirect subsidiaries of PNC Holding Company. Of the total shares reported herein, 1,250 shares are held in accounts at PNC Bank, National Association in a fiduciary capacity; for the rest of the shares the reporting persons report having sole voting and dispositive power. The addresses for these stockholders are as follows: The PNC Financial Services Group, Inc.—One PNC Plaza, 249 Fifth Avenue, Pittsburgh, PA 15222-2707; PNC Bancorp, Inc.—300 Delaware Avenue, Suite 304, Wilmington, DE 19801; PNC Bank, National Association—One PNC Plaza, 249 Fifth Avenue, Pittsburgh, PA 15222-2707; BlackRock Advisors, Inc.—100 Bellevue Parkway, Wilmington, DE 19809; BlackRock Capital Management, Inc.—100 Bellevue Parkway, Wilmington, DE 19809; BlackRock Financial Management, Inc.—100 Bellevue Parkway, Wilmington, DE 19809.

(10)
Includes 865,840 shares subject to options, which are presently exercisable or will become exercisable within 60 days after March 31, 2005. Includes 50,346 shares held as trustees by an executive officer and his spouse. Includes 355,280 shares held as beneficiary of three trusts, and 165,879 shares held as beneficiary of an IRA, of Ms. Lacy's deceased spouse. Includes 22,500 shares held as administrator of a pension plan. Includes 3,000 shares held by a foundation for which Ms. Lacy is the president of the board of directors. Includes 19,500 shares held by CT Investments, LLC, which is controlled by Mr. Cook. Includes 123,924 shares held of record by the spouses of executive officers and Directors. Includes 1,700 shares held of record by the minor children of executive officers and Directors. Includes 1,700 shares held by Mr. Lee's parents.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CryoLife's Independent Registered Public Accounting Firm

        Deloitte & Touche LLP, CryoLife's independent registered public accounting firm for fiscal year 2004, are expected to be engaged to audit the financial statements of CryoLife for the fiscal year ended December 31, 2005. It is expected that a representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to any appropriate questions and to make a statement on behalf of his or her firm, if such representative so desires.

Fees Paid To the Independent Registered Public Accounting Firm

        The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company's annual financial statements for the years ended December 31, 2004 and December 31, 2003, and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

	2004	2003
Audit fees(1)	$625,000	$240,000
Audit-related fees(2)	129,000	60,000
Tax fees(3)	178,000	231,000
All other fees	—	—

Total	$932,000	$531,000

(1)
Audit fees consisted of work performed in the integrated audit of the financial statements and internal control over financial reporting or the review of interim financial statements and the related SEC Form 10-K and 10-Q filings, respectively.

(2)
Audit related fees consisted primarily of audits of employee benefit plans, grants, replies to regulatory agencies' requests, and other SEC filings.

(3)
Tax fees consisted primarily of tax compliance and reporting ($174,000 in 2004 and $130,000 in 2003) as well as tax consulting work ($4,000 in 2004 and $101,000 in 2003). Additional tax services provided by other firms were not included in this disclosure.

        Deloitte & Touche LLP was the independent registered public accounting firm for 2004 and 2003.

The Company's Audit Committee approved all of the services described above. The Audit Committee has determined that the payments made to its independent registered public accounting firm for these services are compatible with maintaining such firm's independence.

Audit Committee's Pre-approval Policies and Procedures

        The Audit Committee has the sole authority to appoint or replace, compensate, and oversee the work of any independent registered public accounting firm, who must be, when required, a registered firm as defined by law, whose purpose is the preparation or issuance of an audit report or related work. The independent registered public accounting firm's reports and other communications are to be delivered directly to the Audit Committee, and the Audit Committee is responsible for the resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting.

        The Audit Committee pre-approves all audit and non-audit services performed by the independent registered public accounting firm and all engagement fees and terms in connection therewith, except as otherwise permitted by regulations or the exchange. To date, no services have been approved by the audit committee pursuant to 17 CFR 210.2-01(c)(7)(i)(C).

TRANSACTION OF OTHER BUSINESS

        As of the date of this proxy statement, the Board is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

STOCKHOLDER PROPOSALS

        Appropriate proposals of stockholders intended to be presented at CryoLife's 2006 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 must be received by CryoLife by December 29, 2005 for inclusion in its proxy statement and form of proxy relating to that meeting. In addition, all stockholder proposals submitted outside of the stockholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act must be received by CryoLife by no later than January 28, 2006 but no earlier than October 30, 2005, in order to be considered timely. If such stockholder proposals are not timely received, proxy holders will have discretionary voting authority with regard to any such stockholder proposals which may come before the 2006 Annual Meeting. If the month and day of the next annual meeting is advanced or delayed by more than 30 calendar days from the month and day of the annual meeting to which this proxy statement relates, CryoLife shall, in a timely manner, inform its stockholders of the change, and the date by which proposals of stockholders must be received.

        Upon the written request of any record or beneficial owner of common stock of CryoLife whose proxy was solicited in connection with the 2005 Annual Meeting of Stockholders, CryoLife will furnish such owner, without charge, a copy of its Annual Report on Form 10-K without exhibits for its fiscal year ended December 31, 2004. Requests for a copy of such Annual Report on Form 10-K should be addressed to Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144.

        It is important that proxies be returned promptly. Stockholders who do not expect to attend the meeting in person are urged to sign, complete, date and return the proxy card in the enclosed envelope, to which no postage need be affixed.

By Order of the Board of Directors

STEVEN G. ANDERSON, Chairman of the Board, President, and Chief Executive Officer
Dated: April 28, 2005

APPENDIX A

AUDIT COMMITTEE CHARTER

STATEMENT OF POLICY

        There shall be a committee of the Board of Directors to be known as the Audit Committee. The purpose of the Audit Committee shall be to assist the Board in its oversight of the integrity of the financial statements of the Corporation, of the Corporation's compliance with legal and regulatory requirements, of the independence and qualifications of the independent auditor, and of the performance of the Corporation's internal audit function and independent auditors. The Audit Committee shall assist the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Corporation. The Audit Committee shall have unrestricted access to all information which it believes, in the members' judgment, is required to fulfill its responsibilities. The independent auditors who audit the Corporation's financial statements shall be accountable to the Audit Committee as shareholder representatives and shall report directly to the Audit Committee.

ORGANIZATION

        The Audit Committee shall be composed of at least three directors who are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independence from management and the company as a committee member, and who otherwise meet The New York Stock Exchange's definition of "independent" and the definition of "independence" contained in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and Rule 10A-3 promulgated thereunder. In addition, each Audit Committee member shall be financially literate and at least one member must have accounting or related financial management expertise, as such qualifications are interpreted by the Corporation's Board of Directors in its business judgment. Individuals may not serve on the Audit Committee if they serve on the audit committees of more than two other companies.

RESPONSIBILITIES

        In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality. The Audit Committee shall meet at least four times annually.

        In carrying out these responsibilities, the Audit Committee will:

  •
  Directly appoint, retain, compensate, evaluate, oversee and terminate the independent auditors who shall audit the financial statements of the Corporation and its divisions and subsidiaries. The accountability of the independent auditors is to the Audit Committee, and the Audit Committee shall have the sole power to dismiss the independent auditors. The Audit Committee is responsible for evaluating auditor independence.

  •
  Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

  •
  Review the adoption, application and disclosure of the Corporation's critical accounting policies and any changes thereto.

  •
  Review at least annually with the independent auditors, and the financial and accounting personnel of the company, the quality and adequacy of financial statements and financial disclosures and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are available or desirable. Significant major costs and expenses should be discussed, along with the steps management has taken to monitor and control such expenses. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

  •
  Obtain and review on a periodic basis statements of the outside auditor delineating all relationships between the auditor and the company and actively engage the outside auditor in a dialogue with respect to any relationships or services that may impact on the objectivity and independence of the outside auditor and recommend that the Board of Directors take appropriate action in response to the outside auditor's report to satisfy itself of the outside auditor's independence.

  •
  Approve fee arrangements with the independent auditors for audit and non-audit services and annually review fees paid to the firm.

  •
  Review the experience and qualifications of the senior members of the independent auditor's team.

  •
  Pre-approve the retention of the independent auditors for any audit (including comfort letters and statutory audits) or non-audit service.

  •
  Review and discuss with the independent auditors and with management the annual audited financial statements and management's discussion and analysis contained in the annual report to shareholders and Form 10-K prior to release to the public or filing with the appropriate agencies.

  •
  Review and discuss with the independent auditors and with management, the earnings press releases prior to release to the public.

  •
  Require that the independent auditors conduct an SAS 71 Interim Financial Review before the Corporation files its Form 10-Q.

  •
  Meet with the independent auditors at the conclusion of the audit to review the results. Discuss the independent auditors' evaluation of CryoLife's financial, accounting, and auditing personnel, the level of cooperation that the independent auditors received during the course of the audit, accounting adjustments, significant auditing or accounting issues and any management or internal control letters issued or proposed to be issued.

  •
  Review and discuss with management and independent auditors the Corporation's quarterly financial statements and management's discussion and analysis prior to filing Form 10-Q, including the results of the auditor's review of the quarterly financial statements.

  •
  Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

  •
  Be provided with adequate funding for its ordinary administrative expenses and for the independent auditors it selects.

  •
  Resolve any disagreements between management and the independent auditors regarding financial reporting and all other matters.

  •
  Obtain and review at least annually a written report from the independent auditors describing their internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of them, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by them and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Corporation. After reviewing this report, the Committee should evaluate the independent auditor's qualifications, performance and independence and present its conclusions to the full Board.

  •
  Obtain and review at least annually a written report from the independent auditors describing all critical accounting policies and practices to be used by CryoLife; all alternative treatments of financial information within generally accepted accounting principles that have been discussed with CryoLife management; ramifications of the use of such alternative disclosures and treatments, and the treatments preferred by the independent auditors; and other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

  •
  Submit the minutes of all meetings of the Audit Committee to, and review the matters discussed at each committee meeting with, the Board of Directors.

  •
  Meet separately, at least quarterly, with internal operations review, with the independent auditors, and with management.

  •
  Periodically review CryoLife's Code of Business Conduct, including the results of the review by internal operations review of compliance with the Code.

  •
  Review CryoLife's internal operations review function including its performance, independence and authority, its proposed audit plans and scope for the ensuing year, and the coordination of such plans with the independent auditors.

  •
  Receive prior to each meeting as it deems appropriate, from the internal operations review function and the independent auditors, reports summarizing the findings of completed internal reviews, and a progress report of accomplished versus planned activities. Any deviations from planned activities should be adequately explained.

  •
  Review and approve the Committee's report required by the SEC to be included in the Corporation's annual Proxy Statement.

  •
  Review, rule on or approve significant related party transactions.

  •
  Determine that the disclosures and content of the financial statements are satisfactory for submission to the shareholders and for filing with the Securities and Exchange Commission. Such determination will be made through discussions with independent auditors and executive and financial management.

  •
  Establish procedures for the receipt, retention and treatment of complaints received by CryoLife regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

  •
  Review public reports and articles brought to the Committee's attention by the auditors or management in which CryoLife accounting practices are mentioned.

  •
  Review the quality and sufficiency of the accounting and financial resources required to meet the financial and reporting objectives as determined by the Committee. Review the succession planning process for the accounting and financial areas.

  •
  Review and determine appropriateness of the Corporation hiring any employee or former employee of the Corporation's independent auditors and set clear hiring policies with respect thereto.

  •
  Review all allegations brought to the Committee's attention, regardless of source, of inappropriate or improper accounting practices.

  •
  Investigate any matter brought to its attention within the scope of its duties. The Committee shall have the power to retain outside counsel and/or advisors, including a public accounting firm other than the current independent auditor, if in its judgment that is appropriate, and shall have adequate funding to compensate such advisors.

  •
  Discuss financial information and earnings guidance provided to analysts and rating agencies.

  •
  Establish a standard of conduct concerning relationships of management, the Committee, and individual Board members with the independent auditors and review those relationships on an annual basis.

  •
  Evaluate annually the performance of the Audit Committee.

  •
  Review and assess the adequacy of this Charter annually and recommend any changes to the Board for approval.

  •
  Submit to the Board an annual budget of its expected expenditures.

CRYOLIFE, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR USE AT THE ANNUAL MEETING ON JUNE 2, 2005

The undersigned stockholder hereby appoints STEVEN G. ANDERSON and SUZANNE K. GABBERT, or any of them, with full power of substitution, to act as proxy for, and to vote the stock of, the undersigned at the Annual Meeting of Stockholders of CRYOLIFE, INC. to be held on June 2, 2005, and any adjournments thereof.

The undersigned acknowledges receipt of Notice of the Annual Meeting and Proxy Statement, each dated April 28, 2005, and grants authority to said proxies, or their substitutes, and ratifies and confirms all that said proxies may lawfully do in the undersigned's name, place and stead. The undersigned instructs said proxies to vote as indicated below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS
☐	FOR ALL NOMINEES	NOMINEES:	2. Upon such other matters as may properly come before the meeting.
( ) Steven G. Anderson
☐	WITHHOLD	( ) Thomas F. Ackerman
	AUTHORITY FOR	( ) Daniel J. Bevevino
	ALL NOMINEES	( ) John M. Cook
( ) Ronald C. Elkins, M.D.
☐	FOR ALL EXCEPT	( ) Virginia C. Lacy
(see instructions below)		( ) Ronald D. McCall, Esq.
( ) Bruce J. Van Dyne, M.D.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •			THE PROXIES SHALL VOTE AS SPECIFIED ABOVE, OR IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED NOMINEES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted by this method.	☐

Signature of Stockholder	Date	Signature of Stockholder	Date

NOTE:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorizing officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADMISSION TICKET

2005 Annual Meeting of Stockholders

NON-TRANSFERABLE	June 2, 2005 11:00 a.m. CryoLife, Inc. 1655 Roberts Boulevard, NW Kennesaw, Georgia 30144	NON-TRANSFERABLE

Attendance at the Annual Meeting will be limited to stockholders as of the record date, their authorized proxy holders and guests of CryoLife.

Admission will be by ticket only.

If you are a beneficial owner (your shares are held in the name of a bank, broker or other holder of record) and plan to attend the meeting, you can obtain an admission ticket in advance by writing to Suzanne K. Gabbert, Corporate Secretary, CryoLife, Inc., 1655 Roberts Boulevard, NW, Kennesaw, Georgia 30144, (770) 419-3355. Please be sure to enclose proof of ownership such as a bank or brokerage account statement.

Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the Reception Desk on the day of the meeting.

Please Detach and Mail in the Envelope Provided

Please date and sign your proxy card and mail it
back as soon as possible!

2005 Annual Meeting of Stockholders of
 CRYOLIFE, INC.

June 2, 2005

at

CryoLife, Inc.

1655 Roberts Boulevard, NW

Kennesaw, Georgia 30144

11:00 a.m.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
CORPORATE GOVERNANCE
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
VALUE OF $100 INVESTED ON DECEMBER 31, 1999 AT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR (2004)
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR (2004) AND FISCAL YEAR-END OPTION/SAR VALUES (AS OF DECEMBER 31, 2004)
OWNERSHIP OF PRINCIPAL STOCKHOLDERS, NAMED EXECUTIVES, AND EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
TRANSACTION OF OTHER BUSINESS
STOCKHOLDER PROPOSALS
AUDIT COMMITTEE CHARTER